EXHIBIT 10.1
AMENDMENT NO. 1
dated as of September 30, 2009
to
AMENDED AND RESTATED LOAN AGREEMENT
dated as of October 1, 2008
     This AMENDMENT NO. 1 (this “Amendment”), dated as of September 30, 2009, to the Amended and Restated Loan Agreement, dated as of October 1, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), is made by and among G&K Receivables Corp., a Minnesota corporation (“Borrower”), G&K Services, Inc., a Minnesota corporation, in its capacity as the initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, “Servicer”), Three Pillars Funding LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Lender”), and SunTrust Robinson Humphrey, Inc., a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, “Administrator”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.
BACKGROUND
     1.     The parties hereto are parties to the Loan Agreement.
     2.     The parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree to amend the Loan Agreement as follows:
          Section 1.     Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:
     (a)     The defined term “Facility Limit” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “Facility Limit” means $50,000,000.
     (b)     The defined term “Interest Period” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “Interest Period” means:

          (a)     with respect to any CP Allocation or any Alternative Rate Allocation while the Base Rate is applicable thereto, (i) initially, the period commencing on the date of the initial establishment of such Allocation and ending on the last day of the calendar month in which such Allocation was initially established, and (ii) thereafter, each period commencing on the first day of a calendar month and ending on the last day of such calendar month; and
          (b)     with respect to any Alternative Rate Allocation while the LIBOR Rate is applicable thereto, (i) initially, the period commencing on the date of the initial establishment of such Allocation and ending on (but excluding) the next following Scheduled Interest Payment Date, and (ii) thereafter, each period commencing on (and including) a Scheduled Interest Payment Date and ending on (but excluding) the next following Scheduled Interest Payment Date (or, if the LIBOR Rate becomes unavailable prior to such following Scheduled Interest Payment Date, the first day of an Interest Period described in clause (a) above with respect to the same allocation);
; provided, however, that if any Interest Period for any Allocation that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by Administrator.
     (c)     The defined term “Liquidity Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          “Liquidity Termination Date” means the earlier to occur of (a) September 29, 2010, as such date may be extended from time to time by the Liquidity Banks in accordance with the Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to Lender.
     (d)     The defined term “Scheduled Commitment Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          “Scheduled Commitment Termination Date” means September 26, 2012, as extended from time to time by mutual agreement of the parties hereto.
     (e)     The defined term “Stress Factor” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          “Stress Factor” means 2.5.
     (f)     Section 1.2 of the Loan Agreement is hereby amended by adding a new clause (d) at the end thereof:

          (d)     The words “fiscal month,” “fiscal period” and “fiscal year” and similar terms when used in this Agreement shall refer to the fiscal month, fiscal period and fiscal year of the Initial Servicer.
     (g)     Section 2.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          Section 2.6     Voluntary Termination of Lender’s Commitment; Reduction of Facility Limit. Borrower may, in its sole discretion for any reason upon at least 10 days’ notice to Administrator (with a copy to Lender), terminate the Lender’s Commitment in whole, or reduce in part the unused portion of the Facility Limit; provided, however, that (a) each such partial reduction will be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and shall not reduce the Facility Limit below $40,000,000, and (b) in connection therewith Borrower shall comply with Section 3.2(b) and Section 4.1(b). Without regard to the foregoing 10-day notice requirement, but subject to Section 3.2(b) and Section 4.1(b), in the event Lender or Administrator is downgraded by any Rating Agency, Borrower may reduce the Facility Limit to zero and terminate the Lender’s Commitment in whole and thereby terminate the accrual of further Unused Fees (under and as defined in the Fee Letter).
     (h)     Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          (a)     on each Scheduled Interest Payment Date prior to the Scheduled Commitment Termination Date, for the Interest Period (or portion thereof) then most recently ended;
     (i)     Section 3.5 of the Loan Agreement is hereby amended by adding the parenthetical “(or, in case of interest at a rate equal to the Base Rate, 365 or, as appropriate, 366 days)” at the end thereof.
     (j)     Section 4.1(a) of the Loan Agreement is hereby amended by adding the words “, which notice shall be substantially in the form of Exhibit F hereto,” immediately following the words “prior written notice to Administrator” therein.
     (k)     Clauses second and third of Section 4.2(b) are hereby deleted in their entirety and replaced with the following:
          second, interest accrued on the Loans pursuant to Section 3.1 during the Interest Period then most recently ended ( plus, if applicable, the amount of interest on the Loans accrued for any prior Interest Period to the extent such amount has not been paid, and to the extent permitted by law, interest thereon);
          third, to the extent due and owing under any Transaction Document, all Fees accrued during the prior calendar month ( plus, if applicable, the amount of Fees accrued for any prior calendar month to the extent such amount has not been distributed to Lender or Administrator);

     (l)     Section 10.2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          10.2.3 Default Ratio. The Default Ratio shall equal or exceed 2.00% on a rolling three-fiscal-month average basis at any time on or after the date hereof.
     (m)     Section 10.2.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          10.2.5 Delinquency Ratio. The Delinquency Ratio shall equal or exceed 2.75% on a rolling three-fiscal-month average basis at any time on or after the date hereof.
     (n)     Section 10.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(a)     Optional TerminationUpon the occurrence of a Significant Event (other than an Event of Default described in Section 10.1.4 and other than an Amortization Event described in Section 10.2.9 arising solely by virtue of an Event of Bankruptcy with respect to Lender) Administrator may, and at the request of Lender shall, by notice to Borrower (a copy of which shall be promptly forwarded by Administrator to each Rating Agency), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Lender’s Commitment (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Lender’s Commitment shall terminate.
     (o)     The last paragraph in Section 11.7 of the Loan Agreement is hereby amended by deleting the first sentence therein in its entirety and replacing such first sentence with the following:
At any time during the continuance of any Servicer Event of Default (which Servicer Event of Default (other than an Event of Bankruptcy under Section 11.7.5), if capable of being remedied, has not been remedied for a period of thirty (30) days after the occurrence thereof), Administrator may, in its sole discretion, notify Servicer in writing of the revocation of its appointment as Servicer hereunder.
     (p)     The defined term “Material Debt” set forth in Section 11.7.7 of the Loan Agreement is hereby amended by replacing “$10,000,000” therein with “$15,000,000”.
     (q)     Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C set forth in Annex 1 hereto.

     (r)     New Exhibit F set forth in Annex 2 hereto is hereby added as Exhibit F to the Loan Agreement.
          Section 2.     Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date first written above (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent:
     (a)     Administrator shall have received counterparts of this Amendment duly executed by each party hereto;
     (b)     Administrator shall have received counterparts of the Fifth Amended and Restated Fee Letter duly executed by the Borrower;
     (c)     Administrator shall have received, in immediately available funds, the Extension Fee of $75,000 pursuant to the Fifth Amended and Restated Fee Letter.
          Section 3.     Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, (i) Borrower and Servicer each hereby reaffirms all covenants, representations and warranties made by it in Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date (except for those representations and warranties that are expressly made only as of a different date, which representations and warranties shall be correct as of the date made) and (ii) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be, a reference to the Loan Agreement as amended hereby.
          Section 4.     Scheduled Commitment Termination Date. Each of the parties hereto hereby agrees that the Scheduled Commitment Termination Date shall be as provided herein notwithstanding any prior noncompliance with the timing provisions with respect to extensions set forth in Section 2.5 of the Loan Agreement.
          Section 5.     Expenses. Borrower hereby reaffirms its obligations under Section 15.4 of the Loan Agreement to pay all costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by Administrator, Lender, each Liquidity Bank, each Credit Bank and Servicer in connection with the preparation, execution and delivery of this Amendment and the agreements and instruments related hereto.
          Section 6.     Effect. Except as otherwise amended by this Amendment, the Loan Agreement shall continue in full force and effect and is hereby ratified and confirmed.
          Section 7.     Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 8.     Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE SECURITY INTERESTS OF ADMINISTRATOR, FOR THE BENEFIT OF THE SECURED PARTIES.
          Section 9.     Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.
[Signatures follow]

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
G&K RECEIVABLES CORP., as Borrower
By: /s/ Jeffrey L. Wright
Name: Jeffrey L. Wright
Title: Executive Vice President and Chief Financial Officer
G&K SERVICES, INC., as initial Servicer
By: /s/ Jeffrey L. Wright
Name: Jeffrey L. Wright
Title: Executive Vice President and Chief Financial Officer
Signature Page
to
Amendment No. 1 to Loan Agreement

THREE PILLARS FUNDING LLC, as Lender
By: /s/ Doris J. Hearn, Vice President
Name: Doris J. Hearn, Vice President
Title: Vice President
Signature Page
to
Amendment No. 1 to Loan Agreement

SUNTRUST ROBINSON HUMPHREY, INC., as Administrator
By: /s/ Michael G. Maza
Name: Michael G. Maza, Managing Director
Title: Managing Director
Signature Page
to
Amendment No. 1 to Loan Agreement